Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-126766

                                   PROSPECTUS

                      UNIVERSAL SECURITY INSTRUMENTS, INC.

                         332,719 SHARES OF COMMON STOCK

                               -----------------

      This prospectus relates to the sale of up to 332,719 shares of our common stock by a selling stockholder described in the section entitled "Selling Stockholder" on page 5 of this prospectus. We will receive none of the proceeds of the sale of these shares and the Selling Stockholder will receive all sale proceeds, less any brokerage commissions or other expenses incurred by him.

      Our common stock is traded on the American Stock Exchange under the symbol UUU. The closing price of our stock on the American Stock Exchange on July 28, 2005 was $17.90 per share.

      Our principal executive office is located at 7-A Gwynns Mill Court, Owings Mills, Maryland 21117, and our telephone number is (410) 363-3000.

      Investing in our securities involves risks. See "Risk Factors" beginning on page 1 to read about factors you should consider before buying shares of our common stock. You should read this prospectus and any supplement carefully before you invest.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is July 29, 2005.

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                                TABLE OF CONTENTS

          Summary....................................................1
          Risk Factors...............................................1
          Cautionary Statement Regarding Forward-Looking Statements..5
          Use of Proceeds............................................5
          Selling Stockholder........................................5
          Plan of Distribution.......................................6
          Commission Position on Limitation of Liability.............8
          Legal Matters..............................................8
          Experts....................................................8
          Information Incorporated by Reference......................8
          Where You Can Find More Information........................9

                              ABOUT THIS PROSPECTUS

            You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See "Information Incorporated by Reference" on page 8. You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The Selling Stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                     SUMMARY

      When used in this prospectus and any prospectus supplement, the terms "the Company," "we," "our," and "us" refer to Universal Security Instruments, Inc. and its subsidiaries. The following summary contains basic information about us. It likely does not contain all the information that is important to you. We encourage you to read this entire prospectus and the documents to which we have referred you in this prospectus.

Securities Registered

      This prospectus relates to the sale of up to 332,719 shares of our common stock by Michael L. Kovens in open-market transactions effectuated on American Stock Exchange or in privately negotiated transactions, as more completely described in the section titled "Plan of Distribution" on page 6 of this prospectus.

The Company

      Universal Security Instruments, Inc. designs and markets a variety of popularly-priced safety products consisting primarily of smoke alarms, carbon monoxide alarms and related products. Most of our products require minimal installation and are designed for easy installation by the consumer without professional assistance, and are sold through retail stores. We also market products to the electrical distribution trade through our wholly-owned subsidiary, USI Electric, Inc. ("USI Electric"). The electrical distribution trade includes electrical and lighting distributors as well as manufactured housing companies. Products sold by USI Electric usually require professional installation.

      Prior to 2000, we also designed and marketed a variety of telecommunication and video products. Due to the low margins realized on our telecommunications and video products, we have since focused our business primarily on safety products. As a result, we (i) changed our marketing of telecommunications and video products to concentrate virtually exclusively on made-to-order private label sales, and (ii) entered into the electrical distribution market with an enhanced and newly packaged line of smoke alarms as well as our other safety products.

      In 1989 we formed a limited liability company under the laws of Hong Kong, as a joint venture with a Hong Kong-based partner to manufacture various products in the Peoples Republic of China (the "Hong Kong Joint Venture"). We currently own a 50% interest in the Hong Kong Joint Venture and are a significant customer of the Hong Kong Joint Venture.

      Universal Security Instruments, Inc. was incorporated in Maryland in 1969. Our principal executive office is located at 7-A Gwynns Mill Court, Owings Mills, Maryland 21117, and our telephone number is 410-363-3000. Information about us may be obtained from our website www.universalsecurity.com. Copies of our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, are available free of charge on our website as soon as they are filed with the Securities and Exchange Commission (SEC) through a link to the SEC's EDGAR reporting system. Simply select the "Investor Relations" menu item, then click on the "SEC Filings" link. The SEC's EDGAR reporting system can also be accessed directly at www.sec.gov.

                                  RISK FACTORS

      Before you decide to invest, you should consider carefully the risks described below, together with the other information contained or incorporated by reference in this prospectus. Any or all of these factors, or others not mentioned below, could affect our business or our prospects. The risks and uncertainties we have described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

      In addition, you should carefully consider the information incorporated by reference and the information that we file with the SEC from time to time. If any of the following risks actually occur, our business could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. The information in this prospectus is complete and accurate as of the date on the front cover of this prospectus, but the information may change after such date.

      This section includes or refers to forward-looking statements. You should refer to the explanation of the qualifications and limitations on forward-looking statements in the section of this prospectus entitled "Cautionary Statement Regarding Forward-Looking Statements," on page 5 of this prospectus.

RISK FACTORS RELATING TO OUR BUSINESS GENERALLY

Our success depends to a very large degree on our relationship with and the success of our Hong Kong Joint Venture.

            During fiscal year 2005, 68% of our total inventory purchases were made from the Hong Kong Joint Venture. The products produced by the Hong Kong Joint Venture include smoke alarms and carbon monoxide alarms, and we are currently pursuing the development of additional products to be manufactured by the Hong Kong Joint Venture. Our purchases from the Hong Kong Joint Venture represented approximately 40.66% of the Hong Kong Joint Venture's total sales during fiscal 2005, with the balance of the Hong Kong Joint Venture's sales being primarily made in Europe and Australia to unrelated customers. If the Hong Kong Joint Venture does not maintain profitability, our profitability will be adversely affected.

            The Hong Kong Joint Venture has filed an application for an initial public offering (IPO) and listing on the Hong Kong Stock Exchange Main Board. No assurances can be given that these steps will result in an initial public offering for the Hong Kong Joint Venture. Should the Hong Kong Joint Venture complete its IPO, our ownership of the Hong Kong Joint Venture will be reduced, which could reduce the value of our investment in the Hong Kong Joint Venture.

            In addition, adverse changes in our relationship with our Hong Kong Joint Venture partners could unfavorably affect the value of our investment in the Hong Kong Joint Venture and could have a material adverse effect on our ability to purchase products for distribution.

Our reliance on the Hong Kong Joint Venture exposes us to uncertainties and risks from abroad which could negatively affect our operations and sales.

            Our relationship with the Hong Kong Joint Venture and our and the Hong Kong Joint Venture's sales in other countries expose us to particular risks. The following are among the risks that could negatively affect our imports and our and the Hong Kong Joint Venture's sales in foreign markets:

      o     new restrictions on access to markets,
      o     currency devaluation,
      o     new tariffs,
      o     adverse changes in monetary and/or tax policies,
      o     inflation, and
      o     governmental instability.

            Should any of these risks occur, the value of our investment in the Hong Kong Joint Venture could be reduced and our results of operations could be negatively impacted.

The lack of availability of inventory could adversely affect our financial results.

            We source inventory primarily from our Hong Kong Joint Venture, which has manufacturing facilities in the People's Republic of China. Our purchases of inventory are subject to being affected by a number of factors, namely, production capacity, labor unrest and untimely deliveries. Changes in economic and political conditions in China or any other adversity to the Hong Kong Joint Venture will unfavorably affect the value of our investment in the Hong Kong Joint Venture and could have a material adverse effect on the our ability to purchase products for distribution.

Our Hong Kong Joint Venture is subject to political and economic factors unique to China.

            The Chinese government has been reforming the Chinese economic system. In recent years, the government has also begun reforming the government structure. These reforms have resulted in significant economic growth and social progress. Although the majority of the production assets in China are still state-owned, economic reform policies have emphasized autonomous enterprises and the utilization of market mechanisms. Our Hong Kong Joint Venture currently expects that the Chinese government will continue its reform by further reducing governmental intervention in business enterprises and allowing market mechanisms to allocate resources. Any adverse changes in political, economic or social conditions in China could have a material adverse effect on the Hong Kong Joint Venture's operations and our financial results, as well as our ability to purchase products manufactured by the Hong Kong Joint Venture.

We are subject to risks in connection with the importation of our products from foreign countries.

            We import all of our products. As an importer, we are subject to numerous tariffs which vary depending on types of products and country of origin, changes in economic and political conditions in the country of manufacture, potential trade restrictions and currency fluctuations. We have attempted to protect ourselves from fluctuations in currency exchange rates to the extent possible by negotiating commitments in U.S. dollars. We are also subject to strikes or other labor unrest at points of origin and destination, as well as delays and restrictions which impact shipping and shipping routes.

We rely on our key personnel and the loss of one or more of those personnel could have a material adverse effect on our business, financial condition and results of operations.

            Our operations and prospects depend in large part on the performance of our senior management team. There can be no assurance that we would be able to find qualified replacements for any of these individuals if their services were no longer available. The loss of the services of one or more members of our senior management team could have a material adverse effect on our business, financial condition, and results of operations.

Our competition is both intense and varied and our failure to effectively compete could adversely affect our prospects.

            In fiscal year 2005, our sales of safety products accounted for approximately 99.6% of our total sales. Many of our competitors have greater financial resources and financial strength than we have. Some of our competitors may be willing to reduce prices and accept lower profit margins to compete with us. While we believe that our safety products compete favorably with other such products in the market, primarily on the basis of styling, features, and pricing, the safety industry in general involves changing technology. The success of our products may depend on our ability to improve and update our products in a timely manner and to adapt to new technological advances. As a result of this competition, we could lose market share and suffer losses, which could have a material adverse effect on our future financial performance.

The security products marketplace is dynamic and challenging because of the introduction of new products and services.

            We must constantly introduce new products, services, and product features to meet competitive pressures. We may be unable to timely change our existing merchandise sales mix in order to meet these competitive pressures, which may result in increased inventory costs or loss of market share.

Adverse changes in national or regional U.S. economic conditions could adversely affect our financial results.

            We market our products nationally to retailers, including wholesale distributors, chain, discount, and home center stores, catalog and mail order companies and to other distributors. Overall consumer confidence, consumer credit availability, recessionary trends, housing starts and prices, mortgage rates, and consumers' disposable income, and spending levels directly impact our sales. Negative trends, whether national or regional in nature, in any of these economic conditions could adversely affect our financial results.

Our products must meet specified quality and safety standards to enter and stay on the market.

            Our smoke and carbon monoxide alarms must meet U.S. and various international standards before they are sold. For example, in the United States, our products must be certified by Underwriters Laboratories (UL) and similar certifications must be obtained in each country where we compete for market share. If our manufacturers' products or manufacturing facilities (including those of the Hong Kong Joint Venture) fail to pass periodic inspections, the approval certificates for the relevant products may be suspended until corrections are made. Loss of UL or other independent certifications could have a material adverse affect on our sales and financial results.

Our products expose us to the potential of product liability claims.

            We do not manufacture any of our own products. All of our products are manufactured by the Hong Kong Joint Venture or others. Nevertheless, we could be named as a defendant in an action arising from damages suffered as a result of one of our products. While we carry products liability insurance, to the extent we are found liable for damages for which we are uninsured, our profitability may be adversely affected. Any suit, even if not meritorious or if covered by an indemnification obligation, could result in the expenditure of a significant amount of our financial and managerial resources and could create significant negative publicity for us and our products.

We may be unable to successfully execute our merchandising and marketing strategic initiatives.

            We are focusing our sales and marketing efforts and initiatives to maximize safety product sales, especially smoke alarms and carbon monoxide alarms manufactured by our Hong Kong Joint Venture and marketed to the electrical distribution and retail trade. If we fail to successfully execute these initiatives, our business could be adversely affected.

We are and could become subject to litigation regarding intellectual property rights, which could seriously harm our business.

            We design most of our security products and contract with suppliers to manufacture those products and deliver them to us. We have been the subject of lawsuits by third parties which assert against us infringement claims or claims that we have violated a patent or infringed upon a copyright, trademark or other proprietary right belonging to them. If such infringement by our suppliers or us were found to exist, we could be subject to monetary damages and an injunction preventing the use of their intellectual property. If one of our products were found to infringe, we may attempt to acquire a license or right to use such technology or intellectual property, which could result in higher manufacturing costs. Any infringement claim, even if not meritorious and/or covered by an indemnification obligation, could result in the expenditure of a significant amount of our financial and managerial resources.

If governmental regulations change or are applied differently, our business could suffer.

The sales of our smoke and carbon monoxide alarms are impacted by local laws and regulations mandating the installation of these security devices in new and sometimes existing homes and buildings. Changes in these consumer safety regulations, both in the United States and abroad, could impact our business.

RISK FACTORS RELATING TO OUR ARTICLES OF INCORPORATION AND OUR STOCK

The liability of our directors is limited.

            Our Articles of Incorporation limit the liability of directors to the maximum extent permitted by Maryland law.

It is unlikely that we will issue dividend son our common stock in the foreseeable future.

            We have not declared or paid cash dividends on our common stock in over 20 years and do not intend to pay cash dividends in the foreseeable future. The payment of dividends in the future will be at the discretion of our board of directors.

The exercise of outstanding options will dilute the percentage ownership of our stockholders, and any sales in the public market of shares of our common stock underlying such options may adversely affect prevailing market prices for our common stock.

            As of the date of this Prospectus, there are outstanding options to purchase an aggregate of 235,329 shares of our common stock at per share exercise prices ranging from $0.98 to $15.02. The exercise of such outstanding options would dilute the percentage ownership of our existing stockholders, and any sales in the public market of shares of our common stock underlying such options may adversely affect prevailing market prices for our common stock.

The Selling Stockholder may choose to sell shares at prices below the current trading price.

            The Selling Stockholder is not restricted as to the prices at which he may sell his shares of our common stock. Sales of shares of our common stock below the then-current trading prices may adversely affect the market price of our common stock.

It may be difficult for a third party to acquire us, which could affect our stock price.

            Our charter and Bylaws contain certain anti-takeover provisions pursuant to the Maryland General Corporation Law. This means that we may be a less attractive target to a potential acquirer who otherwise may be willing to pay a premium for our common stock above its market price.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      We have made forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) in this document and in documents that are incorporated by reference in this document that are subject to risks and uncertainties. We caution you to be aware of the speculative nature of forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of our operations. Also, statements including words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions are forward-looking statements. These statements reflect our good faith belief based on current expectations, estimates, and projections about (among other things) the industry and the markets in which we operate, but they are not guarantees of future performance. Purchasers of shares offered hereby should note that many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference in this document, could affect our future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this prospectus include, among others, the factors set forth under the caption "Risk Factors," general economic, business and market conditions, changes in laws, and increased competitive pressure. We can give no assurances that the actual results we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by applicable laws, we do not intend to publish updates or revisions of any forward-looking statements we make to reflect new information, future events or otherwise.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholder.

                               SELLING STOCKHOLDER

      We prepared the information set forth in this section based on information supplied to us by the Selling Stockholder. However, since the date of this prospectus, the Selling Stockholder may have sold or transferred some or all of his shares in transactions exempt from registration under the Securities Act or may have acquired additional shares. The shares covered by this prospectus may be offered from time to time by the Selling Stockholder. Information concerning the Selling Stockholder may change from time to time, and changed information will be presented in a supplement to this prospectus if and when necessary.

      Michael L. Kovens is the only selling stockholder participating in this offering. As of the date of this prospectus, Mr. Kovens is the beneficial owner of 332,719 shares, which is 19.9% of our outstanding common stock. Following the sale of all of the shares of our common stock offered pursuant to this prospectus, Mr. Kovens will not beneficially own any shares our common stock.

      Until September 2003, Mr. Kovens served as a member of our Board of Directors.

      Mr. Kovens acquired 20,000 shares of the stock offered in this prospectus for $2.25 per share on July 12, 2005, as the result of the exercise on June 6, 2002 of a nonqualified option dated June 11, 1997.

      As reported in our Annual Report on Form 10-K, Mr. Kovens filed an action in Baltimore County Circuit Court (Case No. C-03-9639) against us and our other directors, alleging various claims and seeking various relief, including damages from our President and the Estate of our former Chairman in the amount of $20 million, and an additional $500,000 from us with respect to the exercise of the option for the purchase of 20,000 shares at $2.25 per share (mentioned above), which we maintain had expired.

      On July 12, 2005, we entered into an agreement with Mr. Kovens in which we agreed, among other things, to file the registration statement of which this prospectus forms a part and to recognize the exercise of the stock option referred to above. Mr. Kovens agreed to not stand for election as a director and released us and our directors from all claims asserted in or relating to the lawsuit he filed against us.

      According to information supplied to us by the Selling Stockholder, the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer nor, at the time he acquired the shares of our common stock offered in this Prospectus, did the Selling Stockholder have any agreements or understandings, directly or indirectly, with any person to distribute those shares.

                              PLAN OF DISTRIBUTION

      The Selling Stockholder and his successors by the laws of descent and distribution may, from time to time, sell any or all of the shares covered by this prospectus. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each sale.

      The Selling Stockholder may sell shares of common stock directly to purchasers from time to time. Alternatively, he may from time to time offer the common stock to or through broker-dealers or agents, who may receive compensation in the form of concessions or commissions from the Selling Stockholder or the purchasers of such common stock for whom they may act as agents.

      Such sales may be made on any stock exchange (including the American Stock Exchange), quotation system, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     settlement of short sales entered into after the date of this prospectus;

o broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

o     a combination of any such methods of sale; or

o     any other method permitted pursuant to applicable law.

      The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholder does not expect these commissions and discounts relating to his sales of shares of our common stock to exceed what is customary in the types of transactions involved.

      In connection with the sale of our common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

      Upon us being notified in writing by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s),
(ii) the number of shares involved, (iii) the price at which the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon us being notified in writing by the personal representative of the Selling Stockholder that distributions from the Selling Stockholder's estate have been made and a beneficiary intends to sell more than 500 shares covered by this prospectus, a supplement to this prospectus will be filed if then required in accordance with applicable securities laws.

      The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares will be paid by the Selling Stockholder and/or the purchasers. The Selling Stockholder has informed us that he does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of our common stock by the Selling Stockholder. Because the Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

      We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

      We have agreed to keep this prospectus effective until the earlier of the date on which all of the shares offered in this prospectus have been sold pursuant to this prospectus or one year from the date of this prospectus unless, at any time during such one-year period, the closing price of our common stock, as reported by the American Stock Exchange, is under ten dollars ($10.00) per share (as adjusted for stock splits, stock dividends or similar corporate actions after July 1, 2005) for ten (10) consecutive trading days, in which case, such one-year period will be extended to two years.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholder or any other person.

                 COMMISSION POSITION ON LIMITATION OF LIABILITY

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

      The validity of the common stock being offered for sale hereby has been passed on for us by Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., Baltimore, Maryland.

                                     EXPERTS

      Grant Thorton LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules as of March 31, 2005 and 2004 and for each of the three years in the period ended March 31, 2005, as set forth in their reports. We have incorporated our financial statements and schedules by reference into this registration statement in reliance on Grant Thorton LLP's reports, given on their authority as experts in accounting and auditing.

                     INFORMATION INCORPORATED BY REFERENCE

      The Commission allows us to provide information about our business and other important information to you by "incorporating by reference" the information we file with the Commission, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the Commission. Under the Commission's regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

      We incorporate into this prospectus by reference the following documents filed by us with the Commission other than any information furnished pursuant to
Item 9 or Item 12 of Form 8-K or as otherwise permitted by commission rules and regulations, each of which should be considered an important part of this prospectus:

o     Our Annual Report on Form 10-K for the fiscal year ended March 31, 2005;

o     Our Current Report on Form 8-K, filed on July 7, 2005;

o     Our Current Report on Form 8-K, filed on July 14, 2005;

o The description of our common stock contained in the registration statement of our common stock, filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.


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

      We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement and before the expiration or withdrawal of the registration statement of which this prospectus forms a part.

      You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address or telephone number:

                      Universal Security Instruments, Inc.
                              7-A Gwynns Mill Court
                          Owings Mills, Maryland 21117
                          Attn: Chief Financial Officer
                              Phone: (410) 363-3000

      Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

      You should rely only on the information contained in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

      The information in this prospectus or any supplement may not contain all of the information that may be important to you. You should read the entire prospectus or any supplement, as well as the documents incorporated by reference in the prospectus or any supplement, before making an investment decision.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities that the SEC maintains at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

      You can also obtain copies of these materials from the public reference facilities of the SEC at prescribed rates. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

      We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register with the Commission the securities described herein. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information about us and our securities, you should refer to the registration statement.


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